Form N-CSR Item 13(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-260965 on Form N-2 of our report dated February 21, 2023, relating to the financial statements and financial highlights of Eaton Vance Risk-Managed Diversified Equity Income Fund (the “Fund”) appearing in this Annual Report on Form N-CSR of the Fund for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 27, 2023